                                                                   EXHIBIT 10.03




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                              AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                          U.S.A. FLORAL PRODUCTS, INC.
                           (a Delaware corporation),

                             BSF ACQUISITION CORP.
                           (a Delaware corporation),

                                      and

                         BAY STATE FLORIST SUPPLY, INC.
                         (a Massachusetts corporation),


                           Dated as of August 6, 1997


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

                               TABLE OF CONTENTS

                                                                            Page

1.  THE MERGER .............................................................. 3
    1.1  Delivery and Filing of Articles of Merger .......................... 3
    1.2  Merger Effective Date .............................................. 3
    1.3  Articles of Organization, Bylaws and Board of Directors of
         Surviving Corporations ............................................. 3
    1.4  Certain Information with Respect to the Capital Stock of the Company and Newco .............................................. 4
    1.5  Effect of Merger ................................................... 4

2.  CONVERSION AND EXCHANGE OF STOCK ........................................ 4
    2.1  Manner of Conversion ............................................... 4
    2.2  Calculation of USFloral Shares ..................................... 5

3.  DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION ......................... 5

4.  POST CLOSING ADJUSTMENT; PLEDGE OF SHARES ............................... 6

5.  CLOSING; MERGER EFFECTIVE DATE .......................................... 8

6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS .......................... 8
    6.1  Due Organization ................................................... 8
    6.2  Authorization ...................................................... 9
    6.3  Capital Stock of the Company ....................................... 9
    6.4  Transactions in Capital Stock ...................................... 9
    6.5  No Bonus Shares .................................................... 9
    6.6  Subsidiaries ....................................................... 9
    6.7  Predecessor Status; etc ............................................ 9
    6.8  Spin-off by the Company ............................................ 10
    6.9  Financial Statements ............................................... 10
    6.10 Liabilities and Obligations ........................................ 10
    6.11 Accounts and Notes Receivable ...................................... 11
    6.12 Permits and Intangibles ............................................ 11
    6.13 Real and Personal Property ......................................... 11
    6.14 Material Contracts and Commitments ................................. 12
    6.15 Title to Real Property ............................................. 12
    6.16 Insurance .......................................................... 12
    6.17 Officers, Directors and Employees Compensation ..................... 13
    6.18 Employee Plans ..................................................... 13
    6.19 Compliance with ERISA .............................................. 13
    6.20 Conformity with Law ................................................ 15
    6.21 Taxes .............................................................. 15
    6.22 Completeness; No Violations ........................................ 16

    6.23 Government Contracts ............................................... 16
    6.24 Absence of Changes ................................................. 16
    6.25 Deposit Accounts; Powers of Attorney ............................... 17
    6.26 Environmental Matters .............................................. 18
    6.27 Underground Storage Tanks .......................................... 18
    6.28 Validity of Obligations ............................................ 18
    6.29 Relations with Governments ......................................... 19
    6.30 Disclosure ......................................................... 19
    6.31 Authority; Ownership ............................................... 19

7.  REPRESENTATIONS OF USFLORAL AND NEWCO ................................... 19
    7.1  Due Organization ................................................... 19
    7.2  USFloral Stock ..................................................... 19
    7.3  Authorization ...................................................... 20
    7.4  No Conflicts ....................................................... 20
    7.5  Miscellaneous ...................................................... 20
    7.6  Validity of Obligations ............................................ 21

8.  COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING .................. 21
    8.1  Access and Cooperation ............................................. 21
    8.2  Conduct of Business ................................................ 21
    8.3  Prohibited Activities .............................................. 22
    8.4  Supplier Approval .................................................. 23
    8.5  Notice to Bargaining Agents ........................................ 23
    8.6  No Shop ............................................................ 23
    8.7  Notification of Certain Matters .................................... 24
    8.8  Joinder to Agreement; Information Statement ........................ 24
    8.9  Amendment of Schedules ............................................. 24

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS ..................... 25
    9.1  Representations and Warranties; Performance of Obligations ......... 25
    9.2  No Litigation ...................................................... 25
    9.3  Employment Agreements .............................................. 25
    9.4  Opinion of Counsel ................................................. 25
    9.5  Registration Statement ............................................. 26
    9.6  Board of Directors Approval ........................................ 26
    9.7  Assumption of Deferred Compensation Agreements ..................... 26
    9.8  Real Property Distribution; Leases ................................. 26
    9.9  Market Capitalization .............................................. 26

10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO .............. 26
     10.1  Representations and Warranties; Performance of Obligations ....... 26
     10.2  No Litigation .................................................... 27

     10.3  Examination of Financial Statements .............................. 27
     10.4  No Material Adverse Change ....................................... 27
     10.5  Regulatory Review ................................................ 27
     10.6  Stockholders Release ............................................. 27
     10.7  Employment Agreements ............................................ 27
     10.8  Opinion of Counsel ............................................... 28
     10.9  Consents and Approvals ........................................... 29
     10.10 Additional Liabilities and Obligations ........................... 29
     10.11 Additional Contracts ............................................. 29
     10.12 Good Standing Certificates ....................................... 29
     10.13 Registration Statement ........................................... 30
     10.14 Repayment of Indebtedness ........................................ 30
     10.15 Net Income ....................................................... 30
     10.16 Real Property Distribution; Leases ............................... 30

11.  COVENANTS OF USFLORAL .................................................. 30
     11.1  Registration Statement ........................................... 30
     11.2  Release From Guarantees .......................................... 30
     11.3  Leases ........................................................... 30
     11.4  Compliance with the 1934 Act ..................................... 31
     11.5  Certain Transactions ............................................. 31
     11.6  USFloral Stock Options ........................................... 31
     11.7  Piggy-Back Registrations ......................................... 31

12.  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES ............ 32
     12.1  General Indemnification by Stockholders .......................... 32
     12.2  Specific Indemnification by Stockholders ......................... 33
     12.3  Indemnification by USFloral and Newco ............................ 33
     12.4  Third Person Claims .............................................. 33
     12.5  Limitations on Indemnification ................................... 34
     12.6  Survival of Representations and Warranties ....................... 35
     12.7  Sole Remedies .................................................... 35

13.  TERMINATION OF AGREEMENT ............................................... 35
     13.1  Termination by the Parties ....................................... 35
     13.2  Liquidated Damages ............................................... 36

14.  NONCOMPETITION ......................................................... 36
     14.1  Prohibited Activities ............................................ 36
     14.2  Damages .......................................................... 37
     14.3  Reasonable Restraint ............................................. 37
     14.4  Severability; Reformation ........................................ 37

     14.5  Independent Covenant ............................................. 38
     14.6  Materiality ...................................................... 38

15.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION .............................. 38
     15.1  Stockholders ..................................................... 38
     15.2  USFloral ......................................................... 38
     15.3  Damages .......................................................... 39

16.  LOCK-UP AGREEMENTS ..................................................... 39

17.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON USFLORAL STOCK .. 39
     17.1  Compliance with Law .............................................. 39
     17.2  Economic Risk; Sophistication .................................... 39
     17.3  Registration Statement ........................................... 40

18.  SECURITIES LEGENDS ..................................................... 40

19.  GENERAL ................................................................ 41
     19.1  Cooperation ...................................................... 41
     19.2  Successors and Assigns ........................................... 41
     19.3  Entire Agreement ................................................. 41
     19.4  Counterparts ..................................................... 41
     19.5  Brokers and Agents ............................................... 41
     19.6  Expenses ......................................................... 41
     19.7  Notices .......................................................... 42
     19.8  Governing Law .................................................... 42
     19.9  Exercise of Rights and Remedies .................................. 42
     19.10 Time ............................................................. 42
     19.11 Reformation and Severability ..................................... 42
     19.12 Remedies Cumulative .............................................. 43
     19.13 Captions ......................................................... 43
     19.14 Standstill Agreement ............................................. 43

ANNEX I    Form of Articles of Merger

ANNEX II   Calculation and Composition of Consideration

ANNEX III  Form of Employment Agreement

ANNEX IV   Form of Lease

SCHEDULES

            AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION

  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made as of the 6th day of August, 1997, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation ("USFloral"); BSF ACQUISITION CORP., a Delaware corporation ("Newco"); and BAY STATE FLORIST SUPPLY, INC., a Massachusetts corporation (the "Company").

      WHEREAS, USFloral was incorporated on April 2, 1997 (the "Formation") under the laws of the State of Delaware for the purpose of acquiring floral products businesses in different locations; and

      WHEREAS, USFloral intends to undertake an initial public offering of its stock (the "IPO") on or about September 15, 1997 and in connection therewith intends to file a Registration Statement on Form S-1 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "SEC") within 30 days of the execution and delivery of this Agreement;

      WHEREAS, Newco has been duly organized and is existing under the laws of the State of Delaware, having been incorporated on July 1, 1997 solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of USFloral; and

      WHEREAS, the Company is a corporation organized and existing under the laws of the Commonwealth of Massachusetts; and

      WHEREAS, the respective Boards of Directors of USFloral, Newco and the Company (all of which companies are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective Stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the respective states of incorporation of Newco and the Company, such transaction being herein called the "Merger"; and

      WHEREAS, the Formation, the IPO and the Merger are being undertaken pursuant to an integrated transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended;

      WHEREAS, the parties hereto entered into that certain Agreement and Plan of Contribution on July 1, 1997 (the "Original Agreement") and now wish to amend and restate the Original Agreement in its entirety as of August 6, 1977 in order to achieve conformity with similar agreements USFloral has entered into with other floral products businesses;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1. THE MERGER

   1.1   Delivery and Filing of Articles of Merger. The Constituent Corporations
         -----------------------------------------
will cause Articles of Merger in substantially the form of Annex I attached hereto or with such changes therein as may be required by applicable state laws (the "Articles of Merger") to be signed, verified and delivered to the Secretaries of State of the appropriate states of incorporation of each of Newco and the Company on or before the Merger Effective Date (as defined in Section
5).

   1.2   Merger Effective Date.  The "Merger Effective Date" shall be the date
         ---------------------
specified in Section 5. At the Merger Effective Date, Newco shall be merged with and into the Company in accordance with the Articles of Merger and the separate existence of Newco shall cease. The Company, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

   1.3   Articles of Organization, Bylaws and Board of Directors of Surviving
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Corporations.  At the Merger Effective Date:
------------

         (i) the Articles of Organization of the Company shall become the Articles of Organization of the Surviving Corporation; and subsequent to the Merger Effective Date, such Articles of Organization shall be the Articles of Organization of the Surviving Corporation until changed as provided by law;

         (ii) the Bylaws of the Company shall become the Bylaws of the Surviving Corporation; and subsequent to the Merger Effective Date, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

         (iii) the name of the person who shall serve as the sole member of the Board of Directors of the Surviving Corporation shall be Robert Poirier; the Director of the Surviving Corporation shall hold office subject to the provisions of the laws of the state of incorporation and of the Articles of Organization and Bylaws of the Surviving Corporation.

         (iv) the officers of the Company immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Organization and Bylaws of Surviving Corporation, until his successor is elected and qualified.

   1.4   Certain Information with Respect to the Capital Stock of the Company
         --------------------------------------------------------------------
and Newco.  The designation and number of outstanding shares and voting rights
---------
of each class of outstanding capital stock of the Company and Newco as of the date of this Agreement are as follows:

         (i) the authorized capital stock of the Company consists of 500,000 shares of common stock, $0.01 par value (the "Company Stock"), of which 360,400 shares are issued and outstanding and owned, beneficially and of record, by the persons identified on Annex II attached hereto (the "Stockholders") in the respective amounts listed on Annex II; and

         (ii) the authorized capital stock of Newco consists of 100 shares of common stock, $0.01 par value (the "Newco Stock"), of which 100 shares are issued and outstanding.

   1.5   Effect of Merger.  Except as herein specifically set forth, the
         ----------------
identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger, and the Surviving Corporation shall be fully vested therewith. At the Merger Effective Date, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company and Newco shall be taken and deemed to be transferred to, and vested in, the respective Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of each of the Company and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company and Newco, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of Company and Newco and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Company or Newco shall be impaired by the Merger, and all debts, liabilities and duties of each of the Company and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2. CONVERSION AND EXCHANGE OF STOCK

   2.1   Manner of Conversion.  The manner of converting the shares of the
         --------------------
Company Stock issued and outstanding immediately prior to the Merger Effective Date into cash and shares of common stock of USFloral, $0.01 par value ("USFloral Stock"), shall be as follows:

   As of the Merger Effective Date:

   (i) all of the shares of Company Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of USFloral Stock and the right to receive cash from USFloral as determined pursuant to Section 2.2 below, all to be distributed to Stockholders in the percentages set forth on Annex II and at the times specified in Section 5 hereof; and

   (ii) each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation which shall constitute all of the outstanding shares of the Surviving Corporation immediately after the Merger Effective Date.

  All USFloral Stock to be received by Stockholders as a result of the Merger shall, except for restrictions on resale or transfer described in Section 16 hereof, have the same rights as the majority of outstanding USFloral Stock. All voting rights are fully exercisable by Stockholders and Stockholders are neither deprived nor restricted in exercising those rights. At the Merger Effective Date, USFloral shall have no class of capital stock issued and outstanding which shall have any rights or preferences senior to the shares of USFloral Stock, including, without limitation, any rights or preferences as to dividends or as to the assets of USFloral upon liquidation or dissolution or as to voting rights.

   2.2   Calculation of USFloral Shares.  The Company Stock shall be converted,
         ------------------------------
as a result of the Merger, into such number of shares of USFloral Stock and the amount of cash set forth on Annex II attached hereto.

3.  DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION

    3.1 At the Merger Effective Date:

        (i) Stockholders, as the holders of all outstanding certificates representing shares of Company Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of USFloral Stock set forth on Annex II opposite the name of each Stockholder; and

        (ii) Until the certificates representing the Company Stock have been surrendered by Stockholders and replaced by certificates representing the USFloral Stock, the certificates for the Company Stock shall, for all corporate purposes be deemed to evidence ownership of the USFloral Stock notwithstanding the number of shares of Company Stock such certificates represent.

    3.2 The Stockholders shall deliver at the Closing (as defined in Section 5 hereof) the certificates representing the respective shares of Company Stock, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4. POST CLOSING ADJUSTMENT; PLEDGE OF SHARES

   4.1 As soon as practicable, but in any event within 30 days after the Closing, USFloral shall engage Price Waterhouse to prepare, in accordance with GAAP, applied on a consistent basis with the basis used by Price Waterhouse in preparing and auditing financial statements of the Company as of December 31, 1994, 1995 and 1996, a balance sheet of the Company (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date. If the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is less than the aggregate shareholders' equity as shown on the Balance Sheet as at December 31, 1996 (such difference, the "Net Worth Deficiency"), within ten business days after delivery of the Closing Date Balance Sheet to USFloral, the Stockholders shall remit to USFloral in accordance with the provisions of
Section 4.2 hereof, an amount equal to the Net Worth Deficiency. Notwithstanding anything in this Article 4 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheet, the Stockholders shall notify USFloral in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within thirty business days after the delivery of the Closing Date Balance Sheet. If USFloral and the Stockholders cannot resolve any such dispute which would eliminate or reduce the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to USFloral and the Stockholders (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between USFloral and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm.

   4.2 (a) Any indemnification obligations of the Stockholders pursuant to Sections 12.1 and 12.2 hereof and amounts payable pursuant to Section 4.1 hereof shall be satisfied initially through recourse to the assets pledged for such purpose under the following paragraph (valued for such purposes on the date the indemnification obligation is paid pursuant to
Section 12 or ten days after USFloral notifies the Stockholders of the Net Worth Deficiency pursuant to Section 4.1).

        (b) At the Closing each Stockholder shall transfer, pledge and assign to USFloral, for the benefit of USFloral, a security interest in the following assets:

            (i) the number of shares of USFloral Stock set forth beside such Stockholder's name in the column entitled "Number of Shares Pledged" (collectively with respect to all Stockholders, the "Pledged Securities") on Annex II, the certificates and instruments representing or evidencing such Stockholder's Pledged Securities, and all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of such Stockholder's Pledged Securities; and in the event such Stockholder receives any such certificates or property, such Stockholder shall immediately deliver such certificates or property to USFloral to be held hereunder as Pledged Securities;

            (ii) all securities hereafter delivered to such Stockholder in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such Stockholder receives any such property, such Stockholder shall immediately deliver such property to USFloral to be held hereunder as Pledged Securities; and

            (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

        (c) Each certificate evidencing a Stockholder's Pledged Securities issued in his, her or its name in the Merger, shall, at the Closing, be delivered to USFloral, together with a stock power duly signed in blank by him, her or it, such certificate bearing no restrictive or cautionary legend other than those imprinted by USFloral's transfer agent at USFloral's request.

        (d) The Stockholders shall be entitled to exercise any voting powers incident to the Pledged Securities and to receive and retain all cash dividends paid thereon.

        (e) The Pledged Securities shall be available to satisfy any payment obligations pursuant to Section 4.1 hereof and any indemnification obligations of the Stockholders pursuant to Sections 12.1 and 12.2 until the date that is 12 months after the Merger Effective Date (the "Release Date"). Within five (5) days following the Release Date, USFloral shall return the Pledged Securities to the respective Stockholders (or cause them to be so returned), less Pledged Securities having an aggregate value equal to the amount of (i) an amount due pursuant to Section

4.1, (ii) any pending claim for indemnification made by any Indemnified Party (as defined in Section 12) and (iii) any indemnification obligations of the Stockholders pursuant to Section 12.

5. CLOSING; MERGER EFFECTIVE DATE

   Within two business days following the date on which the price of the shares of USFloral Stock in the initial public offering of USFloral Stock described in
Section 9.5 shall have been determined, the parties shall take all actions necessary to effect the Merger (other than the filing with the appropriate state authorities of the Articles of Merger which shall be filed on the Merger Effective Date) and to effect the conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in Section 3 hereof, which actions shall be taken only on the Merger Effective Date as herein provided.
The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, One Logan Square, Philadelphia, PA 19103. The date on which the Closing shall occur shall be referred to as the "Closing Date." Concurrently with the closing in respect of the initial public offering of USFloral Stock, the Articles of Merger shall be filed with the appropriate state authorities of the Articles of Merger and the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of a check or checks in an amount equal to the cash which the Stockholders shall be entitled to receive pursuant to the Merger referred to in
Section 3 hereof, shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date." During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the initial public offering of USFloral Stock is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Merger Effective Date has not occurred within 10 business days of the Closing Date.

6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

   As of the date hereof and as of each of the Closing Date and the Merger Effective Date, (i) each Stockholder who is a Stockholder of the Company, jointly and severally, represents and warrants as follows.

   6.1   Due Organization.  The Company and each subsidiary, if any, of the
         ----------------
Company (collectively, the "Company Subsidiaries") indicated on Schedule 6.6 are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except (i) as set forth on Schedule
6.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, (financial or otherwise) (a "Material Adverse Effect") on the Company taken as a whole. True, complete and correct copies of the Articles of Organization (certified by the respective Secretaries of State of the states of incorporation of the Company and the

Company Subsidiaries) and Bylaws (certified by the Secretary of the Company and the Company Subsidiaries) have heretofore been delivered to USFloral. The stock records and minute books of the Company and the Company Subsidiaries, as heretofore made available to USFloral, are correct and complete.

   6.2   Authorization. Upon the approval of this Agreement by the Stockholders,
         -------------
the Company has the full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger. The conversion of Company Stock into Newco Stock pursuant to the provisions of this Agreement will transfer valid title in the Company Stock to Newco, free and clear of all liens, encumbrances and claims of every kind.

   6.3   Capital Stock of the Company.  The authorized capital stock of the
         ----------------------------
Company consists solely of the shares as shown on Schedule 6.3, of which the shares issued and outstanding are shown. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders as set forth on Annex II, and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and in the amounts set forth in Annex II and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present Stockholder.

   6.4   Transactions in Capital Stock.  Neither the Company nor any Company
         -----------------------------
Subsidiary has acquired any treasury stock since the Balance Sheet Date (as defined in Section 6.9 hereof). No option, warrant, call, conversion right or commitment of any kind exists which obligates the Company or any Company Subsidiary to issue any of their respective authorized but unissued capital stock. Except as set forth on Schedule 6.4, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

   6.5   No Bonus Shares.  Except as set forth on Schedule 6.5, none of the
         ---------------
shares of the Company Stock was issued pursuant to awards, grants or bonuses.

   6.6   Subsidiaries.  Schedule 6.6 lists the name of each of the Company
         ------------
Subsidiaries. Except as set forth in Schedule 6.6, neither the Company nor any Company Subsidiary presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. Except as set forth on Schedule 6.6, neither the Company nor any Company Subsidiary is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

   6.7   Predecessor Status; etc.  Set forth in Schedule 6.7 is a listing of all
         -----------------------
names of all predecessor companies of the Company, including the names of any entities from whom the

Company previously acquired significant assets. Except as set forth on Schedule 6.7, the Company has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

   6.8   Spin-off by the Company.  Since the Balance Sheet Date there has not
         -----------------------
been any sale or spin-off of significant assets of the Company or any Company Subsidiary other than in the ordinary course of business.

   6.9   Financial Statements. Attached hereto as Schedule 6.9 are copies of the
         --------------------
following audited financial statements (the "Financial Statements") of the
Company: The Company's Balance Sheet as of December 31, 1996, 1995 and 1994 and Statements of Incomes, Cash Flows and Retained Earnings for each of the years in the three year period ended December 31, 1996, and the Company's Balance Sheet as of each of March 31, 1997 and 1996, (March 31, 1997 being hereinafter referred to as the "Balance Sheet Date") and Statements of Incomes, Cash Flows and Retained Earnings for the three (3) month periods then ended. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Except as set forth on Schedule 6.9, such Balance Sheets present fairly the financial position of the Company as of the dates indicated thereon, and such Statements of Incomes, Cash Flows and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon.

   6.10  Liabilities and Obligations.  Attached hereto as Schedule 6.10 is an
         ---------------------------
accurate list, as of the Balance Sheet Date, of all material liabilities of the Company (including each Company Subsidiary), which are reflected in the most recent available balance sheet and any significant liabilities incurred thereafter in the ordinary course of business, or material liabilities which are not reflected in the balance sheet, of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, Stockholders shall provide to USFloral the following information:

       (i) a summary description of the liability together with the following:

           (a) copies of all relevant documentation relating thereto;

           (b) amounts claimed and any other action or relief sought;

           (c) names of claimant and all other parties to the claim, suit or proceeding.

       (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

       (iii)  the date such claim, suit or proceeding was instituted;

       (iv) a best estimate by the Company of the maximum amount, if any, which is likely to become payable with respect to each such liability (exclusive of defense costs). If no estimate is provided, the Company's best estimate shall for purposes of this Agreement be deemed to be zero.

   6.11  Accounts and Notes Receivable.  Attached hereto as Schedule 6.11 is an
         -----------------------------
accurate list as of the Balance Sheet Date of the accounts and notes receivable of the Company (including any Company Subsidiary), including receivables from and advances to employees and Stockholders, including any such amounts which are not reflected in the most recent available balance sheet. Stockholders shall provide USFloral with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except as set forth on Schedule 6.11, such accounts and notes are collectible in the amount shown on Schedule 6.11.

   6.12  Permits and Intangibles.   Attached hereto as Schedule 6.12 is an
         -----------------------
accurate list and summary description, as of the Balance Sheet Date, of all permits, titles, licenses, franchises, certificates, trademarks, trade names, service marks, patents, patent applications and copyrights owned or held by the Company, all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 6.12, such permits, licenses, orders, approvals, franchises, etc. are adequate for the operation of the Company business as presently constituted. Except as set forth on Schedule 6.12, the Stockholders have delivered to USFloral a description and copies as of the date of this Agreement, of all material records, reports, notifications, permits, pending permit applications, engineering studies, environmental impact studies, filed or submitted or required to be filed or submitted to governmental agencies and of all material notifications from such governmental agencies relating to the above or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment.

   6.13  Real and Personal Property.  Attached hereto as Schedule 6.13 is an
         --------------------------
accurate list, including substantially complete descriptions as of the Balance Sheet Date, of all the personal property, which had an original cost in excess of $25,000, owned or leased by the Company and true and correct copies of leases for equipment and real properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Company and including an indication as to which assets were formerly owned by the Stockholders or affiliates (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) under the 1933 Act) of the Company. Except as set forth on Schedule 6.13, substantially all of the trucks, machinery and equipment of the Company are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 6.13 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company and, to the knowledge of the Stockholders, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company in the operation of their respective businesses are either owned by the Company or leased under an agreement set forth on Schedule 6.13. The Stockholders have heretofore delivered to USFloral copies of all title reports and title insurance policies received or held by the Company. The Stockholders have indicated on Schedule 6.13 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has devoted any significant effort or expenditure in the two year period prior to the date of this Agreement, which if pursued by the Company would require additional expenditures of significant efforts or capital.

   6.14  Material Contracts and Commitments. Attached hereto as Schedule 6.14 is
         ----------------------------------
an accurate list, as of the Balance Sheet Date, of all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements). Stockholders have heretofore delivered to USFloral true copies of such agreements. Except as set forth on Schedule 6.14, the Company has complied with all material commitments and obligations pertaining to it and is not in material default under any such agreement and no notice of default has been received. The Company is not a party to any contract, agreement or other instrument or commitment which cannot be terminated by the Company on 30 days notice without any liability to the Company which would have a Material Adverse Effect on the Company taken as a whole. Except as set forth on Schedule 6.14, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 6.14, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of Stockholders' knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to the best of Stockholders' knowledge, threatened labor dispute involving the Company and any group of their employees nor has the Company experienced any labor interruptions over the past three years and the Company considers its relationship with employees to be good.

   6.15  Title to Real Property.   As of the Merger Effective Date, the Company
         ----------------------
will own no real property. The property listed on Schedule 6.13 includes all interests in real property necessary to conduct the business and operations of the Company. None of the leases set forth on Schedule 6.13 requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby, except for the consents listed on Schedule
6.15 hereto, which shall have been obtained prior to the Merger Effective Date.

   6.16  Insurance.  Attached hereto as Schedule 6.16 is an accurate list, as of
         ---------
the Balance Sheet Date, of all insurance policies carried by the Company and an accurate list of all insurance loss runs or worker's compensation claims received for the past three policy years. Stockholders have heretofore delivered to USFloral complete copies of all policies currently in effect. The insurance carried by the Company with respect to their respective properties, assets and businesses is with, to the Stockholders' knowledge, financially sound insurers. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Merger Effective Date. The Company's insurance has never been canceled and the Company has never been denied coverage.

   6.17  Officers, Directors and Employees Compensation.  Attached hereto as
         ----------------------------------------------
Schedule 6.17 is an accurate Schedule showing all officers, directors and employees of the Company and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of directors, officers and key employees, as of the Balance Sheet Date. Stockholders have heretofore delivered to USFloral copies of the payroll lists covering all employees of the Company as of a recent date. Since the Balance Sheet Date in the case of Schedule 6.17, and since the date of such payroll list in the case of all other employees, there have been no increases in the compensation payable to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

   6.18  Employee Plans.  Attached hereto as Schedule 6.18 are complete and
         --------------
accurate copies, as of the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the Company or to which the Company currently contributes, or has an obligation to contribute in the future (including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 6.18 sets forth all of the Plans that have been terminated within the past three years.

   6.19  Compliance with ERISA. All Plans are in substantial compliance with all
         ---------------------
applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of
Schedule 6.18. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. Except as set forth on Schedule 6.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. Except as set forth on Schedule 6.19, none of: (i) the Stockholders; (ii) any Plan; or (iii) the Company has engaged in any transaction prohibited under the provisions of
Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and the Company currently has no (or at the Closing Date will not have) any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension

Benefit Guaranty Corporation ("PBGC") with respect to any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and neither the Company nor any member of a "controlled group" (as defined in ERISA Section 4001(a)(14)) currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further:

     (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service;

     (ii) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

     (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

     (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

     (v) except as set forth on Schedule 6.19, with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the Company and the Stockholders have complied (and on the Closing Date will have complied), in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and, except as set forth on Schedule 6.19, the Company has (and will incur) no direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company and the Stockholders, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Company or the Stockholders with respect to such group health plans;

     (vi) The Company is not now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

     (vii) except as set forth on Schedule 6.19, there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of each Stockholder's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

     (viii) except as set forth on Schedule 6.19, the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of most prior periods; and

     (ix) The Company has not incurred liability under Section 4062 of ERISA.

   6.20   Conformity with Law. Except as set forth on Schedule 6.20, the Company
          -------------------
is not in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on the Company; and except as set forth on Schedule 6.20, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction and no notice of any claim, action, suit or proceeding, whether pending or, to the Stockholders' knowledge, threatened, has been received. The Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect on the Company, taken as a whole.

   6.21  Taxes.  The Company has filed or will file in a timely manner all
         -----
requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing Date. Except as set forth on Schedule 6.21, there are no open years, examinations in progress or claims against the Company for federal and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Financial Statements, as of the Balance Sheet Date, are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Two correct and complete copies of (i) all tax examinations, (ii) extensions of statutory limitations and

(iii) the federal and local income tax returns and franchise tax returns of the Company for the last three fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by Stockholders to USFloral. The Company as set forth on Schedule 6.21 made an election to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective July 1, 1988, with a fiscal year ending December 31 and has not been taxed under the provisions of Subchapter C of the Internal Revenue Code for any tax period beginning on or after January 1, 1989. The Company currently uses the accrual method of accounting for income tax purposes and has not changed its method of accounting in the past five years. Also set forth on Schedule 6.21 are the procedures that shall govern all tax reporting, filing and other compliance issues affecting the Company.

  6.22  Completeness; No Violations.  The certified copies of the Articles of
        ---------------------------
Organization and Bylaws, both as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to USFloral in connection with the transactions contemplated hereby are complete and correct; neither the Company nor, to the knowledge of the Stockholders, any other party thereto, is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be materially and adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.22, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

  6.23  Government Contracts.  The Company is not now nor has it ever been a
        --------------------
party to any governmental contracts subject to price redetermination or renegotiation.

  6.24  Absence of Changes.  Since the Balance Sheet Date, there has not been:
        ------------------

       (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

      (ii) any damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on the Company, taken as a whole;

      (iii) except as set forth in Schedule 6.24, any change in the authorized capital of the Company or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

      (iv) except as set forth in Schedule 6.24, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

      (v) except as set forth in Schedule 6.24, any increase in the compensation, bonus, sales commissions or fees arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents other than ordinary salary increases implemented on a basis consistent with past practices;

      (vi) any work interruptions, labor grievances or claims filed, or any proposed law or regulation or any event or condition of any character, which has had a Material Adverse Effect on the Company, taken as a whole;

      (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholders and their affiliates;

      (viii) except as set forth on Schedule 6.24 hereto, any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholder or any affiliate thereof;

      (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

      (x) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any properties, rights or assets of the Company;

      (xi) any waiver of any material rights or claims of the Company;

      (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party; or

      (xiii) any transaction by the Company outside the ordinary course of their respective businesses.

  6.25  Deposit Accounts; Powers of Attorney.  Attached hereto as Schedule 6.25
        ------------------------------------
is an accurate list, as of the date of this Agreement, of:

      (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

      (ii) the names in which the accounts or boxes are held;

      (iii)  the type of account; and

      (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 6.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

  6.26  Environmental Matters.  Except as set forth in Schedule 6.26, to the
        ---------------------
knowledge of the Stockholders, the Company has complied with and are in material compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law) except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, would not have a Material Adverse Effect on the Company, taken as a whole. The Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled. There have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws. Stockholders know of no off-site location to which the Company has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, USFloral or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

  6.27  Underground Storage Tanks.  Except as set forth on Schedule 6.27, the
        -------------------------
Company has never owned or leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements.

  6.28  Validity of Obligations.  The execution and delivery of this Agreement
        -----------------------
by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Stockholders of the Company, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company.

  6.29  Relations with Governments.  The Company has never made, offered or
        --------------------------
agreed to offer anything of value to any governmental official, political party or candidate for government office nor has the Company otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

  6.30  Disclosure.  Without limiting any exclusion, exception or other
        ----------
limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to USFloral and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If any Stockholders become aware of any fact or circumstance which would change a representation or warranty of any Stockholder in this Agreement or any representation made on behalf of the Company, the Stockholders shall immediately give notice of such fact or circumstance to USFloral. However, such notification shall not relieve the Company or Stockholders of their respective obligations under this Agreement, and at the sole option of USFloral, the truth and accuracy of any and all warranties and representations of the Stockholders, at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

  6.31  Authority; Ownership.  Each Stockholder has the full legal right, power
        --------------------
and authority to enter into this Agreement. Each Stockholder owns beneficially and of record all of the shares of Company stock identified on Annex II as being owned by such Stockholder. The conversion of Company Stock into USFloral Stock and cash pursuant to the provisions of this Agreement will transfer to USFloral valid title in the shares of Company Stock owned by such Stockholder, free and clear of all liens, encumbrances and claims of every kind.

7. REPRESENTATIONS OF USFLORAL AND NEWCO

  As of the date hereof and as of each of the Closing Date and the Merger Effective Date, USFloral and Newco, jointly and severally, represent and as follows.

  7.1   Due Organization.  USFloral and Newco are duly organized, validly
        ----------------
existing and in good standing under the laws of the State of Delaware, and are duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except the states where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on their respective businesses. Copies of the Certificates of Incorporation (certified by the Secretary of State of the State of Delaware) and the Bylaws, as amended, of USFloral and Newco (certified by the Secretary of the respective corporations) have heretofore been delivered by USFloral to Stockholders.

  7.2   USFloral Stock.  The USFloral Stock to be delivered to the Stockholders
        --------------
at the Merger Effective Date, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of USFloral capital stock, fully paid and nonassessable, and with the exception of restrictions upon resale, will be legally equivalent in all respects to the majority of USFloral Stock issued and outstanding as of the date hereof. The restrictions on resale imposed on the Stockholders are no more restrictive than those imposed on the stockholders of the other companies being acquired by USFloral prior to the IPO ("Founding Stockholders"). Furthermore, neither the Founding Stockholders nor Robert Poirier or Jonathan Ledecky (i) have registration rights with respect to USFloral Stock that are superior to registration rights that the Stockholders have, or (ii) will have the right to include any USFloral Stock in the IPO.

  7.3   Authorization.  The representatives of USFloral and Newco executing this
        -------------
Agreement have the corporate authority to enter into and bind USFloral and Newco by the terms of this Agreement. USFloral and Newco have full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger, and the conversion of Company Stock into Newco Stock, pursuant to the provisions of this Agreement will transfer valid title to USFloral Stock to the Stockholders, free and clear of all liens, encumbrances and claims of every kind.

  7.4   No Conflicts.  The execution, delivery and performance of this
        ------------
Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

      (i) conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of either USFloral or Newco,

      (ii) materially conflict with, or result in a material default (or constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either USFloral or Newco is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of USFloral's or Newco properties pursuant to (A) any law or regulation to which USFloral or Newco, or any of their property is subject, or (B) any judgment, order or decree to which USFloral or Newco is bound or any of their property is subject; or

      (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of USFloral or Newco; or

      (iv) require any filing or other notice under the Hart-Scott-Rodino Antitrust Improvement Act.

  7.5   Miscellaneous.  Prior to the consummation of the Merger, USFloral and
        -------------
Newco have no material properties or assets and are not party to any contracts other than this Agreement, the letters of intent between USFloral and certain of the Stockholders, certain employment agreements with officers of USFloral and those agreements and letters of intent listed on Schedule 7.5 hereof.

  7.6   Validity of Obligations.  The execution and delivery of this Agreement
        -----------------------
by USFloral and Newco and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of USFloral and the Board of Directors and the stockholder of Newco, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of USFloral and Newco, respectively.

8. COVENANTS OF STOCKHOLDERS AND COMPANY PRIOR TO CLOSING

  8.1   Access and Cooperation.  Between the date of this Agreement and the
        ----------------------
Closing Date, the Company will afford to the officers and authorized representatives of USFloral access during normal business hours to all of the Company's sites, properties, books and records and will furnish USFloral with such additional financial and operating data and other information as to the business and properties of the Company (including the Company's Subsidiaries) as USFloral may from time to time reasonably request in writing. The Company will cooperate with the reasonable requests of USFloral, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. USFloral will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 15 hereof.

  8.2   Conduct of Business.  Between the Balance Sheet Date and the Merger
        -------------------
Effective Date, Stockholders will cause the Company (including the Company's Subsidiaries) to:

      (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

      (ii) maintain its properties, facilities and equipment and other assets in as good working order and condition as at present, ordinary wear and tear excepted;

      (iii) perform all of its material obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties, equipment and rights;

      (iv) maintain present debt and lease instruments and not enter in new or amended debt or lease instruments other than in the ordinary course of business without the knowledge and consent of Newco;

      (v) keep in full force and effect present insurance policies or other comparable insurance coverage;

      (vi) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with the Company; and

      (vii) not effect any change in the capital structure of the organizations, including, but not limited to, the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the Company's capital stock or the purchase or other reacquisition of any outstanding shares for treasury stock;

      (viii) not materially increase present salaries and commission levels for any and all officers, directors, employees and agents;

      (ix) prohibit expenditures outside the normal course of business, and prohibit capital expenditures in excess of $50,000 in the aggregate without the prior approval of Newco;

      (x) maintain compliance in all material respects with all material permits, rules, laws, and regulations, consent orders and the like, the failure to comply with which would have a material, adverse effect on the Company or its business or assets; and

      (xi) not, without the knowledge and consent of Newco, declare any dividends or make any distribution with respect to its stock, whether now or hereafter outstanding, nor pay out any extraordinary bonuses, fees, commissions or any other unusual distributions to the Stockholders, directors, management or other personnel between the date of this Agreement and the Closing; provided, however, Newco acknowledges that the Company may pay dividends, bonuses, and other distributions in the ordinary course of its business not to exceed an aggregate amount of $100,000 plus additional aggregate distributions to the Stockholders in an amount not in excess of the amount needed to bring total tax-related distributions to Stockholders for 1997 to 60% of the Company's projected 1997 S-corporation taxable income and provided further that the Company shall, prior to the Merger Effective Date, distribute to the Stockholders the real property currently owned by the Company in Waltham and Springfield, Massachusetts (the "Real Property Distribution").

  8.3   Prohibited Activities.  Between the Balance Sheet Date and the Merger
        ---------------------
Effective Date, neither the Company (nor any Company Subsidiary) will, without prior written consent of USFloral:

      (i) make any change in their respective Articles of Organization or Bylaws;

      (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

      (iii) purchase, redeem or otherwise acquire or retire for value any shares of their respective stock;

      (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $25,000;

      (v) increase the compensation payable or to become payable to any officer, director, Stockholders, employee or agent other than ordinary salary increases implemented on a basis consistent with past practices, or make any bonus or management fee payment to any such person;

      (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except as set forth in Schedule 8.3(vi);

      (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business and except as otherwise contemplated by Section 8.2(xi) hereof, including the Real Property Distribution;

      (viii) negotiate for the acquisition of any business or the start-up of any new business;

      (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

      (x) waive any material rights or claims;

      (xi) breach or permit a breach, amend or terminate any material agreement or any permit, license or other right; or

      (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

  8.4   Supplier Approval.  Prior to the Closing Date, the Company shall satisfy
        -----------------
any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide USFloral with satisfactory evidence of such approvals.

  8.5   Notice to Bargaining Agents.  Prior to the Closing Date, the Company
        ---------------------------
(including the Company's Subsidiaries) shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide USFloral with proof that any required notice has been sent.

  8.6   No Shop.  None of the Stockholders, the Company (including any Company
        -------
Subsidiary) or any agent, officer, director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Merger Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

     (i) solicit or initiate the submission of proposals or offers from any person for,

     (ii) participate in any discussions pertaining to or

     (iii) furnish any information to any person other than USFloral or Newco relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

  8.7   Notification of Certain Matters.  The Stockholders and the Company shall
        -------------------------------
give prompt notice to USFloral of (i) the occurrence or non-occurrence of any event known to any Stockholder or the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in
Section 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. USFloral shall give prompt notice to each Stockholder of (i) the occurrence or non-occurrence of any event known to USFloral the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in
Section 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of USFloral to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 8.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.8, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  8.8   Joinder to Agreement; Information Statement.  The Company agrees that,
        -------------------------------------------
prior to the filing of the Registration Statement with the SEC, it will cause the Stockholders to become parties to this Agreement, by joinder or otherwise, and to agree to be bound by all of the terms and conditions hereof. In addition, the Company shall cause each Stockholder to certify that such Stockholder has received an information statement regarding the transactions to be described in the Registration Statement and that each Stockholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to their satisfaction) from the officers of USFloral concerning the business, operations and financial condition of USFloral.

  8.9   Amendment of Schedules.  Each party hereto agrees that, with respect to
        ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company may be made unless USFloral consents to such amendment or supplement; and provided further, however, that USFloral may not withhold consent to such amendment or supplement if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the Stockholders because they did not have knowledge of them (but, with respect to facts and circumstances described in (ii) only to the extent that the omission thereof from the Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the Stockholders). No amendment of or supplement to a Schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

  The obligations of Stockholders hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions.

  9.1   Representations and Warranties; Performance of Obligations.  The
        ----------------------------------------------------------
representations and warranties of USFloral and Newco contained in Section 7 shall be accurate as of the Closing Date and as of the Merger Effective Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by USFloral and Newco on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by a duly authorized agent, the President or any Vice President of USFloral shall have been delivered to Stockholders.

  9.2   No Litigation.  No action or proceeding before a court or any other
        -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFloral of the Company Stock and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

  9.3   Employment Agreements.  The Surviving Corporation shall execute and
        ---------------------
deliver Employment Agreements, in the form of Annex III attached hereto, to each of the persons listed on Schedule 9.3 hereto.

  9.4   Opinion of Counsel.  Stockholders shall have received an opinion from
        ------------------
counsel for USFloral, dated the Merger Effective Date, in form and substance satisfactory to Stockholders, to the effect that:

      (i) USFloral and Newco have been duly organized and are validly existing in good standing under the laws of the State of Delaware;

      (ii) this Agreement has been duly authorized, executed and delivered by USFloral and Newco and constitutes a valid and binding agreement of USFloral and Newco enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

      (iii) the shares of USFloral Stock to be received by the Stockholders on the Merger Effective Date shall be duly authorized, fully paid and nonassessable.

  9.5   Registration Statement.  USFloral shall have filed with the SEC the
        ----------------------
Registration Statement and a registration statement under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Registration Statement shall have been declared effective by the SEC not later than December 24, 1997 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFloral Stock covered by such Registration Statement.

  9.6   Board of Directors Approval.  The Board of Directors of USFloral shall
        ---------------------------
have approved the terms and conditions of this Agreement and the transactions contemplated hereby.

  9.7   Assumption of Deferred Compensation Agreements.  USFloral shall have
        ----------------------------------------------
assumed the existing insurance-funded Deferred Compensation Agreements between the Company and certain current and former members of the Company's management.

  9.8   Real Property Distribution; Leases.  As of  the Merger Effective Date,
        ----------------------------------
the Real Property Distribution shall have been completed and the Surviving Corporation shall enter into lease arrangements with each of the persons or entities listed in Schedule 11.2 with respect to the corresponding properties or assets listed on Schedule 11.2 in accordance with the terms and conditions of the form of lease agreement attached hereto as Annex IV.

  9.9   Market Capitalization.  The aggregate post-closing market capitalization
        ---------------------
of USFloral (determined by multiplying to the number of shares of USFloral Stock to be outstanding upon consummation of the IPO by the Price to Public in the
IPO) shall be not less than $50 million.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO

  The obligations of USFloral and Newco hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions.

  10.1  Representations and Warranties; Performance of Obligations. Stockholders
        ----------------------------------------------------------
shall have delivered to USFloral a certificate dated the Merger Effective Date and signed by them to the effect that all the representations and warranties of Stockholders contained in this Agreement shall be true on and as of the Closing Date and as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a Schedule thereto; each and all of the agreements of Stockholders and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

  10.2  No Litigation.  No action or proceeding before a court or any other
        -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFloral of the Company Stock and no governmental agency or body shall have taken any other action or made any request of USFloral as a result of which the management of USFloral deems it inadvisable to proceed with the transactions hereunder.

  10.3  Examination of Financial Statements.  Prior to the Closing Date,
        -----------------------------------
USFloral shall have had sufficient time to review the unaudited balance sheets of the Company as of June 30, 1997, and the unaudited statements of income, cash flow and Stockholder's investment in the Company for the periods then ended, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements originally furnished by the Company as set forth in Schedule 6.9. In the opinion of Newco's independent public accountants, the historical financial statements of the Company must be suitable or adaptable for incorporation in the Registration Statement and other filings of USFloral with the SEC.

  10.4  No Material Adverse Change.  No material adverse change in the results
        --------------------------
of operations, financial position or business of the Company shall have occurred, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business; and USFloral shall have received on the Closing Date a certificate signed by Stockholders dated the Merger Effective Date to such effect.

  10.5  Regulatory Review.  USFloral, through its authorized representatives,
        -----------------
shall have completed a satisfactory review of the practices and procedures of the Company including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company; which review reflects compliance with all applicable laws governing the Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to USFloral, in its sole discretion.

  10.6  Stockholders Release.  At the Closing, the Stockholders shall have
        --------------------
delivered to USFloral an instrument dated the Merger Effective Date releasing the Company from any and all claims of Stockholders against the Company.

  10.7  Employment Agreements.  Each of the persons listed on Schedule 9.3 shall
        ---------------------
execute and deliver an Employment Agreement, in the form of Annex III attached hereto.

  10.8  Opinion of Counsel.  USFloral shall have received an opinion from
        ------------------
Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to the Stockholders, dated the Merger Effective Date, in form and substance satisfactory to USFloral, to the effect that with respect to the Company:

      (i) the Company has been duly organized and is validly existing in good standing under the laws of the state of its incorporation;

      (ii) the authorized and outstanding capital stock of the Company is as represented by the Stockholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any Stockholder;

      (iii) the Company does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

      (iv) this Agreement has been duly authorized, executed and delivered by the Company and the Stockholders and constitutes a valid and binding agreement of the Company and the Stockholders enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

      (v) the Company has good and marketable title to the properties, assets and leasehold estates, real and personal, shown on the schedules to this Agreement, except for those properties sold or otherwise disposed of in the ordinary course of business since the date of such schedules, subject only to those liens shown on Schedules 6.10, 6.14 and 10.11, liens for current taxes and assessments not in default and other minor encumbrances not materially affecting the use of such properties;

      (vi) upon consummation of the Merger contemplated by this Agreement, USFloral will receive good title to the Company Stock, free and clear of all liens, encumbrances and claims of every kind;

      (vii) except to the extent set forth on Schedule 6.20, the Company is not in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

      (viii) except to the extent set forth on Schedule 6.14, the Company is not in default under any of its material contracts or agreements or has received notice of such default;

      (ix) no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to USFloral of the Company Stock; and

      (x) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's Articles of Organization or the by-laws of the Company or of any lease, instrument, license, permit or any other agreement to which the Company is a party or by which the Company or any Stockholder is bound.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

  10.9  Consents and Approvals.  All necessary consents of and filings with any
        ----------------------
governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit USFloral's acquisition of the Company Stock and no governmental agency or body shall have taken any other action or made any request of USFloral as a result of which USFloral deems it inadvisable to proceed with the transactions hereunder.

  10.10 Additional Liabilities and Obligations.  Stockholders shall have
        --------------------------------------
delivered to USFloral a Schedule (Schedule 10.10), dated the Merger Effective Date, setting forth all liabilities and obligations of the Company (including the Company's Subsidiaries) arising since the Balance Sheet Date.

  10.11        Additional Contracts.  Stockholders shall have delivered to
               --------------------
USFloral a Schedule (Schedule 10.11), dated the Merger Effective Date, showing all material contracts and agreements, together with copies thereof, entered into by the Company (including the Company's Subsidiaries) since the Balance Sheet Date.

  10.12 Good Standing Certificates.  Stockholders shall have delivered to
        --------------------------
USFloral certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by USFloral, in each state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid.

  10.13 Registration Statement.  The Registration Statement shall have been
        ----------------------
declared effective by the SEC, and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFloral Stock covered thereby and the post-closing market capitalization of USFloral will exceed $50 million (calculated as the number of shares of USFloral Stock outstanding after the Closing multiplied by the IPO price, assumed to be $10 per share).

  10.14 Repayment of Indebtedness.  Prior to the Closing Date, the Stockholders
        -------------------------
shall have repaid the Company (including each Company's Subsidiaries) in full all amounts owing by the Stockholders.

  10.15 Net Income.  The Company shall have average annual adjusted income
        ----------
before bonuses, profit-sharing and taxes ("Operating Income") for each of the three years in the three-year period ended December 31, 1996 of $1.5 million in each year and a book value as of the Closing Date, after giving effect to the contemplated distribution to the Stockholders of real property owned by the Company, of at least $4.5 million.

  10.16 Real Property Distribution; Leases.  As of  the Merger Effective Date,
        ----------------------------------
the Real Property Distribution shall have been completed and the Surviving Corporation shall enter into lease arrangements with each of the persons or entities listed in Schedule 11.2 with respect to the corresponding properties or assets listed on Schedule 11.2 in accordance with the terms and conditions on the form of lease agreement attached hereto as Annex IV.

11.  COVENANTS OF USFLORAL

  11.1  Registration Statement.  As soon as practicable following the execution
        ----------------------
of this Agreement and in any event within 45 days thereafter, USFloral shall prepare and file with the SEC the Registration Statement.

  11.2  Release From Guarantees.  Not later than 120 days following the Merger
        -----------------------
Effective Date, USFloral shall cause the Stockholders to be released from any and all guarantees of any indebtedness set forth on Schedule 11.1 that they personally guaranteed for the benefit of the Company, with all such guarantees on indebtedness being assumed by USFloral; provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the assumption by USFloral of the obligations under such guarantee, USFloral shall repay the indebtedness to which such guarantee relates together with all interest and prepayment penalties, if any, then due and owing.

  11.3  Leases.  At the Merger Effective Date, the Surviving Corporation shall
        ------
enter into lease arrangements with each of the persons or entities listed in
Schedule 11.2 with respect to the corresponding properties or assets listed on
Schedule 11.2 in accordance with the terms and conditions of the form of lease agreement attached hereto as Annex IV.

  11.4  Compliance with the 1934 Act.  For a period of two years following the
        ----------------------------
Merger Effective Date, USFloral shall (i) make and keep public information available, as those terms are defined in Rule 144 promulgated under the 1933 Act or any successor rule hereafter promulgated by the SEC ("Rule 144") and (ii) file with the SEC in a timely manner all reports and other documents required of USFloral under the 1933 Act and the 1934 Act.

  11.5  Certain Transactions.  USFloral will cause its existing stockholders to
        --------------------
participate, within the standards established by Revenue Procedure 77-37, in the IPO to the extent necessary to cause the group consisting of (i) those existing stockholders who purchase USFloral Stock from USFloral at the time of the IPO,
(ii) other persons acquiring stock in the IPO and (iii) the persons acquiring stock as a result of the Merger and other concurrent mergers to possess at least 80% of the outstanding stock of USFloral. Each of the concurrent mergers will be a reverse triangular merger in which not more than 60% of the consideration being transferred to each stockholder of the target corporations shall consist of USFloral Stock.

  11.6  USFloral Stock Options.    As soon as practicable after the Closing,
        ----------------------
options to purchase such number of shares of USFloral Stock as shall have a fair market value on the Closing Date equal to 6.25% of the consideration delivered to the Stockholders in the Merger shall be available for issuance to the key employees of the Surviving Corporation after the Closing, as determined by the Surviving Corporation's President (or other officer or director designated by the Surviving Corporation and acceptable to USFloral) in accordance with USFloral's policies, and authorized and issued under the terms of USFloral's Amended and Restated 1997 Long-Term Incentive Plan (the "Plan").

  11.7  Piggy-Back Registrations.    If at any time after the expiration of the
        ------------------------
restrictions contained in Section 16 USFloral shall determine to register shares of USFloral Stock for its own account or the account of others under the 1933 Act (other than on Form S-8 or Form S-4 or their then equivalents relating to shares of USFloral Stock to be issued solely in connection with any acquisition of any entity or business or shares of USFloral Stock issuable in connection with stock option or other employee benefit plans, and other than any "shelf" registration statement relating to securities to be issued by USFloral), then it shall send to each holder of shares of USFloral Stock issued in the Merger ("Registrable Shares") (all such security holders and being referred to as "Holders") written notice of such determination. If, within 15 days after receipt of such notice, such Holder shall so request in writing, then USFloral shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of USFloral Stock to be issued by USFloral, the managing underwriter shall impose a limitation on the number of shares of such USFloral Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then USFloral shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such Holder has requested inclusion hereunder; provided, however, that USFloral shall not so exclude any Registrable
           --------  -------
Shares unless it has first excluded all securities to be offered and sold by directors, officers or other employees of USFloral or by shareholders who do not have contractual, incidental rights to include such securities. Except as provided in the previous sentence of this Section 11.7 any exclusion of Registrable Shares shall be made pro rata among the Holders of Registrable
                                 --- ----
Shares seeking to include such shares, in proportion to the number of such shares sought to be included by such Holders. The obligations of USFloral under this Section 11.7 may be waived at any time upon the written consent of Holders of a majority-in-interest of the Registrable Shares and shall expire as to each Holder immediately upon all of such Holder's Registrable Shares being capable of sale within a three-month period in accordance with the volume and manner-of-sale limitations of Rule 144 under the 1933 Act.

12.  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

  12.1  General Indemnification by Stockholders.  Subject to the limitations
        ---------------------------------------
contained in Section 12.5 hereof, the Stockholders, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless USFloral, Newco and the Surviving Corporation and their respective officers, Stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFloral, Newco or the Surviving Corporations as a result of or arising from (i) any breach of the representations and warranties made by Stockholders set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of Stockholders or the Company under this Agreement or (iii) any liability under the Securities Act of 1933, as amended, (the "1933 Act"), the Exchange Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company (including the Company's Subsidiaries) or Stockholders, and provided to USFloral or its counsel by the Company (including any Company Subsidiary) or Stockholders, contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company (including any Company Subsidiary) or Stockholders required to be stated therein or necessary to make the statements therein not misleading, and not provided to USFloral or its counsel by the Company (including the Company's Subsidiaries) or Stockholders, provided, however, that such indemnity shall not inure to the benefit of USFloral, Newco and the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and Stockholders provided, in writing, corrected information to USFloral for inclusion in the final prospectus, and such information was not so included.

  12.2  Specific Indemnification by Stockholders.   Subject to the limitations
        ----------------------------------------
contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the Schedules or Exhibits hereto, and notwithstanding any investigation by USFloral or Newco, the Stockholders covenant and agree that they will indemnify, defend, protect and hold harmless USFloral, Newco and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFloral, Newco or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of the Company in excess of the liabilities set forth on Schedule 6.10, but only to the extent of such excess, with the parties acknowledging and agreeing that (i) the existence of liabilities (such as accounts payable) of the Company on the Merger Effective Date that are different (but not in the aggregate greater) than the liabilities of the Company set forth on Schedule 6.10 on the date hereof shall not give rise to any obligations of the Stockholder under the provisions of this Section 12 and (ii) the existence of liabilities that arise in the ordinary course of business of the Company that do not arise as a result of a breach by the Stockholders of any of their obligations set forth in Sections 8.2 or 8.3 hereof shall not give rise to any obligations of the Stockholders under the provisions of this Section 12; and (b) all liability resulting from the litigation matters listed on Schedule 6.20.

  12.3  Indemnification by USFloral and Newco.  Subject to the limitations
        -------------------------------------
contained in Section 12.5 hereof, USFloral and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless Stockholders at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Stockholders as a result of or arising from (i) any breach of the representations and warranties made by USFloral and Newco set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of USFloral under this Agreement, (iii) any liabilities which Stockholders may incur due to USFloral's failure to be responsible for the liabilities and obligations of the Surviving Corporation as provided in Section
1.5 hereof (except to the extent that USFloral has claims against Stockholders by reason of such liabilities); or (iv) any liability under the 1933 Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to USFloral (including any entities proposed to be acquired, directly or indirectly, by USFloral other than the Company (the "Other Targets")) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to USFloral (including the Other Targets) required to be stated therein or necessary to make the statements therein not misleading.

  12.4  Third Person Claims.  Promptly after any party hereto (hereinafter the
        -------------------
"Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently.
If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section 12 with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

  12.5  Limitations on Indemnification.  No Indemnified Party shall assert any
        ------------------------------
claim (other than a Third Person claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed an amount equal to 2% of the sum of
(i) $6,044,500 and (ii) 495,550 times the price at which shares of USFloral Stock are sold in the IPO, at which time, an Indemnified Party shall be entitled to seek indemnification for all claims not previously asserted pursuant to this Section. For purposes of the preceding sentence, USFloral, Newco and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and Stockholders shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding any other term of this Agreement, in no event shall any Stockholder be liable under this Section 12 for an amount which exceeds the aggregate value (determined at the Merger Effective
Date) of the consideration received by such Stockholder under this Agreement. "Excess Net Worth" shall mean the amount, if any, by which the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is greater than the aggregate shareholders' equity as shown on the Balance Sheet of the Company as at December 31, 1996, adjusted to reflect the Real Property Distribution.
All indemnification obligations of the Stockholders with respect to unpaid accounts receivable pursuant to Section 6.11 hereof shall be reduced by the amount of any Excess Net Worth (but only to the extent such Excess Net Worth has not previously been utilized to reduce an indemnification obligation pursuant to this sentence).

  12.6  Survival of Representations and Warranties.  The parties agree that
        ------------------------------------------
representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of twelve (12) months from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that (i) the representations and warranties contained in Section 6.21 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (i), (ii) the representations and warranties contained in Sections 6.26 and 6.27 hereof shall survive for a period of three years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (ii), (iii) solely for purposes of Section 12.1(iii) hereof, and solely to the extent that USFloral actually incurs liability under the 1933 Act, the Exchange Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive for a period of three years from the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (iii) and (iv) any representations and warranties which serve as a basis of the indemnity obligations of Stockholders under Section 12.2 shall survive the Merger Effective Date without time limitation.

  12.7  Sole Remedies.  The provisions of this Section 12 shall be the exclusive
        -------------
basis for assertion of claims against, or the imposition of liability on, the Stockholders in connection with this Agreement and/or the transactions contemplated hereby, whether based on contract, tort, statute, or otherwise, except to the extent that any such claim or liability is based on intentional misstatement, fraud or misrepresentation by the Stockholders.

13.  TERMINATION OF AGREEMENT

  13.1  Termination by the Parties.  USFloral or Stockholders may, by notice in
        --------------------------
the manner hereinafter provided on or before the Closing Date, terminate this Agreement (i) if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur (ii) if the Registration Statement has not been declared effective by December 24, 1997; (iii) if the Closing has not occurred by December 31, 1997; or (iv) if the IPO price is determined to be less than $8.00 and USFloral does not offer to increase the number of shares of USFloral Stock to be delivered in the Merger such that the Stockholders will receive the same economic benefit in dollar terms as if the IPO price had been $8.00 per share. During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties as provided in Section 5 hereof.

  13.2  Liquidated Damages.
        ------------------

  (a) If the Stockholders terminate this Agreement after the satisfaction of the conditions set forth in Article 9 or if the Merger fails to occur because of the default of the Company or the Stockholders, then, in addition to the other remedies available to USFloral at law, in equity or pursuant to this Agreement, Stockholders shall pay to USFloral the sum of $500,000 as liquidated damages.
It is hereby agreed that USFloral's damages in the event of a termination or default by Company hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.

  (b) If USFloral terminates this Agreement after the satisfaction of the conditions set forth in Article 10 or if the Merger fails to occur because of the default of USFloral or Newco, then, in addition to the other remedies available to the Company and the Stockholders at law, in equity or pursuant to this Agreement, USFloral shall pay to the Stockholders the sum of $500,000 as liquidated damages. It is hereby agreed that the Stockholders' damages in the event of a termination by USFloral hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.

14.  NONCOMPETITION

  14.1  Prohibited Activities.  Stockholders agree that for a period of two
        ---------------------
years following the Merger Effective Date, they shall not:

      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Surviving Corporation or USFloral that involves the importing, brokerage, shipping or marketing of floral products, or any business engaging in the consolidation of the floral industry within the United States (the "Territory");

      (ii) call upon any person who is, at that time, within the Territory, an employee of USFloral or any subsidiary of USFloral in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of USFloral or such subsidiary;

      (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of USFloral or any subsidiaries of USFloral, the Company or the Company's Subsidiaries within the Territory for the purpose of soliciting or selling floral products within the Territory;

      (iv) call upon any prospective acquisition candidate, on their own behalf or on behalf of any competitor, which candidate was either called upon by any of them or for which any of them made an acquisition analysis for themselves or USFloral or any subsidiaries of USFloral, any Company or such Company's Subsidiaries; or

      (v) disclose customers, whether in existence or proposed, of any Company (or such Company's Subsidiaries) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Stockholders from (i) acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or in the over-the-counter market, or (ii) engaging in any activity to which USFloral shall have provided its prior written consent. In addition, the foregoing covenant shall not be deemed to prohibit any Stockholder, who, as of the date hereof, has an interest, as an owner, operator, creditor, employee or otherwise, in a floral business independent (except as a customer or supplier) of the Company, from continuing to maintain such interest, provided that if such business is not, as of the date hereof, operating at more than one level of distribution of floral products, no Stockholder shall integrate such business during the two-year period set forth in this Section 14.1.

  14.2  Damages.  Because of the difficulty of measuring economic losses to
        -------
USFloral and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to USFloral and the Surviving Corporation for which they would have no other adequate remedy, Stockholders agree that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by USFloral or the Surviving Corporation by, without limitation, injunctions and restraining orders.

  14.3  Reasonable Restraint.  It is agreed by the parties that the foregoing
        --------------------
covenants in this Section 14 impose a reasonable restraint on Stockholders in light of the activities and business of USFloral on the date of the execution of this Agreement and the current and future plans of USFloral and the Surviving Corporation (as successors to the business of the Company).

  14.4  Severability; Reformation.  The covenants in this Section 14 are
        -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

  14.5  Independent Covenant.  All of the covenants in this Section 14 shall be
        --------------------
construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Stockholders against the Company, any Company Subsidiary, the Surviving Corporation or USFloral, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. It is specifically agreed that the period of two years stated above, shall be computed by excluding from such computation any time during which any Stockholder is in violation of any provision of this
Section 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action USFloral or the Surviving Corporation seeks to enforce the agreements and covenants of Stockholders or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

  14.6  Materiality.  Stockholders hereby agree that this covenant is a material
        -----------
and substantial part of this transaction.

15.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

  15.1  Stockholders.  Stockholders recognize and acknowledge that they have in
        ------------
the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. Stockholders agree that they will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of USFloral, unless such information becomes known to the public generally through no fault of Stockholders. In the event of a breach or threatened breach by Stockholders of the provisions of this Section, USFloral and the Surviving Corporation shall be entitled to an injunction restraining Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting USFloral and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

  15.2  USFloral.  USFloral recognizes and acknowledges that it has in the past,
        --------
currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the Company and the Company's business. USFloral agrees that it will not disclose any confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without prior written consent of the Stockholders. In the event of a breach or threatened breach by USFloral of the provisions of this Section, Stockholders shall be entitled to an injunction restraining USFloral from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

  15.3  Damages.  Because of the difficulty of measuring economic losses as a
        -------
result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, USFloral, the Surviving Corporation and Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

16.  LOCK-UP AGREEMENTS

  In connection with the IPO, for good and valuable consideration, the Stockholders hereby irrevocably agree that for a period of 180 days after the date of the effectiveness of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except as contemplated in Section 4.2 hereof), directly or indirectly, any shares of USFloral Stock or any securities convertible into or exercisable or exchangeable for shares of USFloral Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the USFloral Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of USFloral Stock or such other securities, in cash or otherwise without the prior written consent of the underwriters in the IPO. The Stockholders agree that the foregoing shall be binding upon the Stockholders' transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. In furtherance of the foregoing, USFloral and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this
Article 16.

17.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON USFLORAL STOCK

  The Stockholders acknowledge and agree that the shares of USFloral Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the Act and therefore may not be resold without compliance with the Act. The Stockholders represent and warrant that the USFloral Stock to be acquired by Stockholders pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

  17.1  Compliance with Law.  The Stockholders covenant, warrant and represent
        -------------------
that none of the shares of USFloral Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC.

  17.2    Economic Risk; Sophistication.   Stockholders represent and warrant
          -----------------------------
that they are able to bear the economic risk of an investment in USFloral Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. They further represent and warrant that they, either individually or together with their purchaser representatives, (i) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the USFloral Stock. The purchaser representatives represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of USFloral concerning any and all matters relating to the acquisition of USFloral Stock as contemplated by this Agreement including, without limitation, the background and experience of the officers and directors of USFloral, the plans for the operations of the business of USFloral, and any plans for additional acquisitions and the like. The purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

  17.3  Registration Statement.  Each Stockholder has received the prospectus
        ----------------------
included in the draft Registration Statement delivered to him or her on or about August 2, 1997 that describes, among other things, the Merger, the other acquisitions proposed to be undertaken by USFloral and the target companies of the other acquisitions. The purchaser representatives have had an adequate opportunity to ask questions and receive answers to their satisfaction from the officers of USFloral concerning the business, operations and financial condition of USFloral.

18.  SECURITIES LEGENDS

  The certificates evidencing the USFloral Stock to be received by the Stockholders hereunder will bear a legend substantially in the form set forth below and containing such other information as USFloral may deem appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE
     SECURITIES OR BLUE SKY LAWS.   SUCH SHARES HAVE BEEN ACQUIRED FOR
     INVESTMENT AND MAY NOT BE SOLD,

     TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO USFLORAL) OF COUNSEL SATISFACTORY TO USFLORAL, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for USFloral reasonably determines are required under the applicable laws of any state.

19.  GENERAL.

  19.1  Cooperation.  Stockholders and USFloral shall each deliver or cause to
        -----------
be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Stockholders will cooperate and use their best efforts to have the present officers, directors and employees of the Company cooperate with USFloral on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

  19.2  Successors and Assigns.  This Agreement and the rights of the parties
        ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of USFloral, and the heirs and legal representatives of Stockholders.

  19.3  Entire Agreement.  This Agreement (including the schedules, exhibits and
        ----------------
annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between Stockholders, the Company, USFloral and Newco and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by Stockholders (subject to the limitations set forth below), the Company, USFloral, and Newco acting through their respective officers, duly authorized by their respective Boards of Directors; provided, that the Stockholder who owns a majority of the outstanding shares of capital stock of the Company shall have the authority to approve and execute any amendment to this Agreement on behalf of all of the Stockholders and without the necessity of such majority Stockholder obtaining consent or authorization from any other Stockholder, unless such amendment relates to any representation of warranty made by a Stockholder other than such majority Stockholder which may only be amended by the written agreement of such person.

  19.4  Counterparts.  This Agreement may be executed simultaneously in two or
        ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

  19.5  Brokers and Agents.  Each party represents and warrants that it employed
        ------------------
no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

  19.6  Expenses.  Whether or not the transactions herein contemplated shall be
        --------
consummated, USFloral will pay the fees, expenses and disbursements of USFloral and Newco and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, Stockholders will pay the fees, expenses and disbursements of the Company, the Stockholders and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Stockholders and the Company under this Agreement.

  19.7  Notices.  All notices of communication required or permitted hereunder
        -------
shall be in writing and shall be given by overnight courier, addressed to the party to be notified, or by delivering the same in person to an officer or agent of such party.

        (a)  If to USFloral or Newco, addressed to them at:

             3500 Whitehaven Parkway
             Washington, DC 20007

        (b)  If to Stockholders, addressed to them:
             c/o Frederick H. Grein, Jr., Esq.
             Hutchins, Wheeler & Dittmar
             101 Federal Street
             Boston, MA 02110

  19.8 Governing Law.  This Agreement shall be construed in accordance with the
       -------------
laws of the State of Delaware.

  19.9 Exercise of Rights and Remedies.  Except as otherwise provided herein, no
       -------------------------------
delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

  19.10  Time.  Time is of the essence with respect to this Agreement.
         ----

  19.11  Reformation and Severability.  In case any provision of this Agreement
         ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

  19.12  Remedies Cumulative.  No right, remedy or election given by any term of
         -------------------
this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

  19.13  Captions.  The headings of this Agreement are inserted for convenience
         --------
only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

  19.14  Standstill Agreement.  Unless and until this Agreement is terminated
         --------------------
pursuant to Article 13 hereof without the Merger Effective Date having taken place, Stockholders will not directly or indirectly solicit offers for any Company Stock or the assets of the Company or a merger or consolidation involving the Company from, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger or consolidation or acquiring any of its assets or any Company Stock; nor will they permit the Company to do any of the foregoing.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"USFloral"                    "Stockholders"

U.S.A. FLORAL PRODUCTS, INC.     Roger H. and Arline B. Anderson
                                 Katheryn W. Bacon
By /s/ Robert J. Poirier         Brenda W. Bastug
   ---------------------
Name:  Robert J. Poirier         Theresa J. Baudin
Title: President/CEO             Frederick Brasco
                                 Carmela Brasco
"Newco"                          Bruce E. Burke
                                 Louis O. Caporiccio, Jr.
BSF ACQUISITION CORP.            Warren J. Carey
                                 Adah F. Carey
By /s/ Robert J. Poirier         Douglas H. Carey
   ---------------------
Name:  Robert J. Poirier         James F. Carey
Title: President/CEO             John M. Cross
                                 Charles J. and Marguerite M. Ferguson
"Company"                        Judith F. and Gustave Geisler
                                 Frederick H. Grein, Jr.
BAY STATE FLORIST SUPPLY, INC.   William Hines
                                 Francis R. and Theresa F. Iacovelli
By /s/ Frederick H. Grein, Jr.   Ralph Johnson
   ---------------------------
Name:  Frederick H. Grein, Jr.   Winifred N. Kneisel
Title: Director                  Charles Laughton
                                 Frances H. Laughton
                                 Edward M. Loiseau
                                 A. John and Marian K. Marabello
                                 Steven K. Palmer
                                 Louise W. Pickett
                                 William and Barbara Rudolph
                                 Stephan Smith
                                 Joan C. and Richard L. Sullivan
                                 Philip R. and Dorothy Temple
                                 Victor A. Tomyl
                                 Barry Williams
                                 R. Craig Williams
                                 Mark R. Woodbury
                                 Thomas Yaiser

                                 /s/ Frederick H. Grein, Jr.
                                 --------------------------
                                 By Frederick H. Grein, Jr.
                                 under Power of Attorney

                                 The undersigned Frederick H. Grein, Jr., for himself and the other purchaser representatives, hereby confirms the representation and warranty set forth in
                                 Section 17.2 hereof.

                                 /s/ Frederick H. Grein, Jr.
                                 ---------------------------

                                    ANNEXES

ANNEX I    [Form of Articles of Merger]
ANNEX II   [Consideration]
ANNEX III  [Form of Employment Agreement]
ANNEX IV   [Form of Lease Agreement]